UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2025

ImmunityBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3530 John Hopkins Court
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (844) 696-5235

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)Appointment to the Board of Directors
On December 10, 2025, the board of directors (the “Board”) of ImmunityBio, Inc. (the “Company”) appointed Bruce Wendel to the Board, effective as of December 12, 2025 (the “Effective Date”), with a term expiring at the Company’s 2026 annual meeting of stockholders. The Board has determined that Mr. Wendel qualifies as an “independent” director within the meaning of such term as set forth in the rules of the Nasdaq Stock Market and the U.S. Securities and Exchange Commission (the “SEC”).
Mr. Wendel served as Chief Business Development Officer for ProMetic Biosciences Ltd., a pharmaceutical development company, from April 2018 to May 2019. He also served as Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company, from July 2012 to July 2018 and as Chief Executive Officer of Scientific Protein Laboratories, LLC from December 2014 to June 2015. Prior to this, having served in roles of increasing responsibility at Abraxis BioScience, LLC, he was appointed Vice Chairman and Chief Executive Officer, overseeing the commercialization of Abraxane® and leading the negotiations that culminated in the acquisition of the company by Celgene Corporation in 2010. He began his 14 years at Bristol-Myers Squibb Company (NYSE:BMY) in 1988 as in-house counsel before shifting to global business and corporate development where he served in roles of increasing responsibility. Subsequently, he was Vice President of Business Development at IVAX Corporation, and at American Pharmaceutical Partners, Inc. From November 2020 to May 2025, he served on the board of directors of GT BioPharma, Inc. (Nasdaq: GTBP) and from June 2016 through May 2021, he served on the board of directors of Verastem, Inc. (Nasdaq: VSTM). He also served as a director of ProMetic Biosciences Ltd. He earned a juris doctor degree from Georgetown University Law School, and a B.S. from Cornell University.
Mr. Wendel is entitled to receive cash and equity compensation in accordance with the terms and conditions of the Company’s Amended and Restated Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, each non-employee director receives cash compensation of $50,000 annually for service as a Board member. In addition, pursuant to the terms of the Director Compensation Policy, on the Effective Date, Mr. Wendel also automatically received an initial award of stock options (the “Initial Award”) under the Company’s 2025 Equity Incentive Plan (the “Plan”) to purchase a number of shares of common stock of the Company having a Black-Scholes value of $300,000, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, on the Effective Date. The Initial Award will vest as to one-third of the shares subject to the Initial Award on each anniversary of the Effective Date, subject to Mr. Wendel continuing to be a service provider of the Company through each such date, and provided that the Initial Award will fully vest immediately prior to a Change in Control (as defined in the Plan), subject to Mr. Wendel continuing to be a service provider of the Company through the date of such Change in Control. The Company will also reimburse Mr. Wendel for all reasonable, customary and documented travel expenses to Board meetings.
Mr. Wendel executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-205124) filed with the SEC on June 19, 2015 and is incorporated herein in its entirety by reference.
There is no arrangement or understanding between Mr. Wendel and any other persons pursuant to which he was selected as a director. In addition, he is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: December 15, 2025	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer